Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

1200 Seventeenth Street NW

Washington, DC 20036

December 1, 2020

December 1, 2020

Alpine Income Property Trust, Inc.

1140 N. Williamson Blvd. Suite 140

Daytona Beach, FL 32114

Ladies and Gentlemen:

We are acting as special counsel for Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus included therein (the “Prospectus”), relating to the registration under the Securities Act of 1933 (the “Act”) of up to $350,000,000 aggregate amount of the following securities of the Company: (a) common stock (the “Common Stock”), (b) preferred stock (the “Preferred Stock”), (c) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (d) rights to purchase Common Stock or Preferred Stock (the “Rights”) or (f) units, consisting of two or more securities described in the Prospectus (the “Units”). The Common Stock, the Preferred Stock, the Warrants, the Rights and the Units are individually referred to herein as a “Security” and collectively as the “Securities.”

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to the Common Stock, when the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of Common Stock (including any Common Stock duly issued upon conversion exchange, or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of articles supplementary to the Company’s articles of incorporation conforming to the Maryland General Corporation Law (the “MGCL”) with respect to such series with the Maryland State Department of Assessments and Taxation (“SDAT”), and when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

December 1, 2020

3.

With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to any of the Rights, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a rights agent (a “Rights Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Rights, the terms of the offering of such Rights, and related matters, (c) such Rights have been duly executed and authenticated in accordance with the terms of such Rights Agreement, and (d) such Rights have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Rights Agreement, such Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to any of the Units, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a unit agent (a “Unit Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Units, the terms of the offering of such Units, and related matters, (c) such Units have been duly executed and authenticated in accordance with the terms of the appropriate Unit Agreement, and (d) such Units have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Unit Agreement, such Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 5 above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

In connection with the opinions expressed above, we have assumed that (a) at or prior to the time of the delivery of any of the Securities, the Registration Statement, including any amendments thereto (including post-effective amendments), will be effective under the Act and a supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Securities will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Act, (b) at or prior to the time of the issuance of any of the Securities, the Board shall not have rescinded or otherwise modified its authorization of such Securities, (c) in the case of the issuance of shares of the Common Stock or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares therefor under its Amended and Restated Articles of Incorporation at the time of such issuance and (d) neither the establishment of any terms of any of the Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of, or any exemption from, or any registration or filing with, or any report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the MGCL).

December 1, 2020

The opinions set forth in this letter are limited to the law of the MGCL as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP